Exhibit 31.4

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Eric S. Nadeau, Chief Financial Officer of Home Federal Bancorp, Inc., certify that:

1.	I have reviewed this report on Form 10-K/A of Home Federal Bancorp, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014	/s/ Eric S. Nadeau
Eric S. Nadeau Executive Vice President and Chief Financial Officer